UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2015

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 S. Hanford Street, Suite 150 Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

(a)Resignation of Mark Miyata as Principal Financial Officer.

On July 20, 2015, Mark Miyata, our Vice President of Finance and Corporate Secretary delivered written notice of his resignation from Jones Soda Co. (the "Company") for personal family reasons and to pursue other career opportunities in a different industry.  Mr. Miyata’s resignation will become effective August 7, 2015. The Company intends to immediately commence a search for a qualified replacement for Mr. Miyata in his roles with the Company.

Effective as of the resignation date, Jennifer Cue, Chief Executive Officer will assume responsibilities as the Company’s Principal Financial Officer until a replacement for Mr. Miyata is named.  Ms. Cue previously served as the Company’s Chief Financial Officer from 1997 to 2005, and also in 2011, and is well qualified to serve in this role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

July 23, 2015	By:	/s/ Mark Miyata
Mark Miyata, Vice President of Finance